Exhibit 99.1

Sirona Reports Fiscal 2008 Fourth Quarter and Full Year 2008 Results

•

Fiscal Year 2008 revenues increased 14.7% year-over-year to $757.1 million, vs. guidance of $750 to $760 million. Fourth quarter 2008 revenues increased to $180.6 million, up 1.5% compared to the fourth quarter of 2007.

•	Fiscal Year 2008 operating income, excluding amortization expense of $91.6 million, totaled $155.4 million, above guidance of $150 to $155 million.

•	Sirona announces Fiscal Year 2009 guidance.

Long Island City, New York, December 4, 2008 – Sirona (Nasdaq: SIRO), a leading global manufacturer of technologically advanced, high quality dental equipment, today reported its financial results for the quarter and fiscal year ended September 30, 2008.

Chairman, President & CEO, Jost Fischer commented; “We are pleased to report another year of solid performance for Sirona in fiscal 2008, with revenues at the upper end of guidance, and operating income excluding amortization exceeding our guidance. As we anticipated, in the fourth quarter of 2008, our US revenues declined compared to prior year, due to the successful MCXL milling unit trade-in program in 2007.”

Fourth Quarter Fiscal 2008 vs. Fourth Quarter Fiscal 2007 Financial Results

Revenue was $180.6 million, an increase of $2.7 million or 1.5% (down 5.2% on a constant currency basis), with growth rates for the Company’s business segments as follows: Instruments increased 16% (up 6% constant currency); Treatment Centers increased 10% (flat constant currency); Imaging Systems increased 6% (up 1% constant currency); and Dental CAD/CAM Systems decreased 15% (down 19% constant currency). Revenue in the United States declined by 12%, driven by lower CAD/CAM Systems segment sales, as the prior year period benefited substantially from the MC XL trade-in program. Outside the United States, revenue increased 7% (down 3% constant currency).

Gross profit was $81.4 million, down $1.3 million compared to prior year. Gross profit margin was 45.1% in the fourth quarter of 2008 compared to 46.5% in the prior year quarter. The gross profit margin decline resulted from increased amortization expense in the fourth quarter of 2008.

Fourth quarter 2008 operating income excluding amortization expense declined 10% to $33.1 million (operating income of $10.1 million plus amortization expense of $22.9 million). This compares to fourth quarter 2007 operating income excluding amortization expense of $36.9 million (operating income of $16.7 million plus amortization expense of $20.2 million).

Net loss for the fourth quarter of 2008 was $5.2 million, or ($0.09) per diluted share, compared to a gain of $51.8 million, or $0.93 per diluted share, for the fourth quarter of 2007. Fourth quarter 2008 earnings per share included $0.38 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a loss of $0.11 related to the revaluation of the Patterson exclusivity fee, and a loss of $0.08 resulting from the revaluation of short-term intra-group loans. Fourth quarter 2008 results were impacted by a favorable tax rate adjustment for the full fiscal year. The 2008 effective tax rate was 24%.

For the fourth quarter of 2007, earnings per share included $0.23 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a gain of $0.058 related to the revaluation of the Patterson exclusivity fee, a $0.046 gain resulting from the revaluation of short-term intragroup loans and an $0.82 one-time benefit due to the revaluation of deferred tax assets and liabilities resulting from a reduction in the German tax rate.

At September 30, 2008, the Company had cash and cash equivalents of $149.7 million and total debt of $553.4 million, resulting in net debt of $403.8 million. This compares to net debt of $463.3 million at September 30, 2007. The reduction in net debt was driven by the Company’s cash flow during the 2008 fiscal year.

Fiscal 2008 vs. Fiscal 2007 Financial Results

Revenue was $757.1 million, an increase of $97.2 million, or 14.7% (up 5.6% constant currency) with growth rates for the Company’s business segments as follows: Treatment Centers increased 18% (up 5% constant currency); Instruments increased 17% (up 4% constant currency); Dental CAD/CAM systems increased 14% (up 7% constant currency); and Imaging Systems increased 12% (up 5% constant currency). Revenue in the United States increased 2%. Outside the United States, revenue increased 21% (up 7% constant currency) as international revenues benefited from Sirona’s expanded presence in Japan, Australia, Spain and Italy, as well as strong sales in Russia and France.

Gross profit increased by $41.1 million to $345.6 million, up 14%. Gross profit margins of 45.7% were down slightly compared to the prior year level.

2008 operating income excluding amortization expense was $155.4 million (operating income of $63.8 million plus amortization expense of $91.6 million). This compares to 2007 operating income excluding amortization expense of $132.9 million (operating income of $53.9 million plus amortization expense of $79.0 million).

Fiscal 2009 Guidance

Jost Fischer said: “The weakened global economy has resulted in a challenging dental equipment environment. Consequently, we are anticipating that in fiscal 2009 both revenues on a constant currency basis, and operating income excluding amortization will be flat as compared to fiscal 2008. With our continuing investment in research and development, best-in-class product offerings, and excellent relationships with our dealer partners, we remain confident in the long term prospects for our business.”

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 9:00 a.m. Eastern Time on December 4, 2008. The teleconference can be accessed by calling +1 888.680.0869 (domestic) or +1 617.213.4854 (international) using passcode # 89325893. The webcast will be available via the Internet at www.sirona.com. A replay of the conference call will be available through December 11, 2008 by calling +1 888.286.8010 (domestic) or +1 617.801.6888 (international) using passcode # 89173468. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Recognized as a leading global manufacturer of technologically advanced, high quality dental equipment, Sirona has served equipment dealers and dentists worldwide for more than 125 years. Sirona develops, manufactures, and markets a complete line of dental products, including the CAD/CAM restoration equipment (CEREC), digital and film-based intra-oral, panoramic and cephalometric X-ray imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

John Sweeney, CFA

Vice President, Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

This press release and any attachment thereto contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations, readers are urged to carefully review and consider various disclosures made by the

Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements contained in this document or the attachments to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	Year ended September 30, 2008	Year ended September 30, 2007
	$’000 (except per share amounts)
Revenue	$180,606	$177,941	$757,111	$659,949
Cost of sales	99,203	95,233	411,489	355,475

Gross profit	81,403	82,708	345,622	304,474

Selling, general and administrative expense	62,055	53,586	242,293	203,597
Research and development	11,240	12,800	48,744	46,945
Provision for doubtful accounts and notes receivable	469	(112)	824	217
Net other operating (income)/expense	(2,500)	(264)	(10,000)	(162)

Operating income	10,139	16,698	63,761	53,877

Foreign currency transactions (gain), net	6,297	(6,982)	(8,935)	(16,794)
Loss/(gain) on derivative instruments	7,596	2,385	6,660	169
Interest expense, net	6,749	7,231	26,795	28,166
Loss on debt extinguishment	—	—	—	21,145
Other expense/(income)	—	(586)	305	(586)

Income before taxes and minority interest	(10,503)	14,650	38,936	21,777
Income tax provision/(benefit)	(5,495)	(37,372)	9,337	(34,877)
Minority interest	177	202	160	185

Net income	$(5,185)	$51,820	$$29,439	$56,469

Income per share
- Basic	$(0.09)	0.95	$0.54	1.03
- Diluted	$(0.09)	0.93	$0.53	1.02
Weighted average shares - basic	54,829,393	54,756,709	54,797,493	54,701,997
Weighted average shares - diluted	55,299,802	55,520,640	55,287,095	55,538,462

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2008	September 30, 2007
	$’000 (except for share amounts)
ASSETS
Current assets

Cash and cash equivalents	$149,663	$99,842
Restricted cash	934	908
Accounts receivable, net of allowance for doubtful accounts of $1,741 and $1,475, respectively	80,319	87,074
Inventories, net	77,733	74,834
Deferred tax assets	12,199	9,040
Prepaid expenses and other current assets	21,407	18,801
Income tax receivable	12,505	3,758

Total current assets	354,760	294,257

Property, plant and equipment, net of accumulated depreciation and amortization of $47,992 and $31,037, respectively	100,134	80,523
Goodwill	683,075	677,506
Investments	1,584	1,254
Intangible assets, net of accumulated amortization of $246,539 and $156,776, respectively	514,601	597,302
Other non-current assets	3,661	4,407
Deferred tax assets	1,190	2,494

Total assets	1,659,005	1,657,743

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Current liabilities

Trade accounts payable	$39,803	$46,190
Short-term debt and current portion of long-term debt	9,093	23,041
Income taxes payable	4,544	5,543
Deferred tax liabilities	1,650	3,264
Accrued liabilities and deferred income	85,309	84,348

Total current liabilities	140,399	162,386

Long-term debt	544,350	540,143
Deferred tax liabilities	174,420	192,808
Other non-current liabilities	11,489	13,406
Pension related provisions	47,378	49,450
Deferred income	80,000	90,000

Total liabilities	998,036	1,048,193

Minority interest	626	484

Shareholders’ equity

Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)		—
Common stock ($0.01 par value; 95,000,000 shares authorized:
54,865,995 and 54,765,285 shares issued and outstanding)	549	548
Additional paid-in capital	620,732	603,570
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings/(accumulated deficit)	38,502	9,063
Accumulated other comprehensive income	49,663	44,988

Total shareholders’ equity	660,343	609,066

Total liabilities, minority interest and shareholders’ equity	$1,659,005	$1,657,743

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended September 30, 2008	Year ended September 30, 2007
	$’000s
Cash flows from operating activities
Net income	$29,439	$56,469
Adjustments to reconcile net income/(loss) to net cash used in operating activities
Minority interest	138	183
Depreciation and amortization	106,042	96,378
Loss/(gain) on disposal of property, plant and equipment	57	157
Loss/(gain) on derivate instruments	6,660	169
Foreign currency transactions (gain)	(8,935)	(16,794)
Deferred income taxes	(23,561)	(72,683)
Amortization of debt issuance cost	1,270	4,405
Loss on debt extinguishment	—	19,964
Compensation expense from stock options	15,556	14,400

Changes in assets and liabilities
Accounts receivable	7,906	(7,656)
Inventories	(2,091)	(7,133)
Prepaid expenses and other current assets	(2,216)	11,907
Restricted Cash	(16)	152
Other non-current assets	(361)	(4,544)
Trade accounts payable	(7,290)	14,186
Accreted interest on long term debt	(4,314)	13,983
Accrued liabilities and deferred Income	(9,567)	(24,196)
Other non-current liabilities	(4,658)	(11,913)
Income taxes receivable	(8,320)	(2,198)
Income taxes payable	(1,054)	(6,061)

Net cash provided by operating activities	94,685	79,175

Cash flows from investing activities
Investment in property, plant and equipment	(36,074)	(26,878)
Proceeds from sale of property, plant and equipment	154	577
Purchase of intangible assets	(544)	(260)
Purchase of long-term investments	(330)	(504)
Acquisition of businesses, net of cash acquired	—	(10,466)

Net cash used in investing activities	(36,794)	(37,531)

Cash flows from financing activities
Repayments of long-term debt	(10,121)	(559,294)
Proceeds from borrowings	—	529,747
Debt issuance cost	—	(5,591)
Common shares issued on share based compensation plans	1,024	1,394
Tax effect of common shares exercised under share based compensation plans	559	4,156

Net cash used in financing activities	(8,538)	(29,588)

Change in cash and cash equivalents	49,353	12,056
Effect of exchange rate change on cash & cash equivalents	468	7,226
Cash and cash equivalents at beginning of period	99,842	80,560

Cash and cash equivalents at end of period	$149,663	$99,842

Other Financial Data (unaudited)

	Three months ended June 30,		Twelve Months ended June 30,
	2008	2007	2008	2007
	$’000s		$’000s
Net income	$(5,187)	$51,820	$29,439	$56,469
Net interest expense	6,749	7,231	26,795	28,166
Provision/(benefit) for income taxes	(5,495)	(37,372)	9,337	(34,877)
Depreciation	4,967	5,091	17,744	14,646
Amortization	22,933	20,160	91,649	78,994

EBITDA	$23,967	$46,930	$174,964	$143,398

Supplemental Information

	Three months ended September 30		Year ended September 30
	2008	2007	2008	2007
	$’000s		$’000s
Loss on debt extinguishment	$—	$—	$—	$21,145
Share-based compensation	4,090	3,803	15,556	14,400
Unrealized, non-cash (gain) on revaluation of the carrying value of the $-denominated exclusivity fee	8,797	(4,937)	(1,424)	(11,274)
Foreign currency exchange (gain) on the early extinguishment of $-denominated bank debt	—	—	—	(3,885)
Unrealized, non-cash (gain) on revaluation of the carrying value of short-term intra-group loans	5,982	(3,968)	(565)	(6,572)

	$18,869	$(5,102)	$13,567	$13,814

Notes to Tables Above

EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables. EBITDA is defined as net earnings before interest, taxes, depreciation and amortization. Sirona’s management utilizes EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in conformity with GAAP. EBITDA should not be considered in isolation or as a substitute for net income prepared in conformity with GAAP. There are material limitations associated with making adjustments to Sirona’s earnings to calculate EBITDA and using this non-GAAP financial measure as compared to the most directly comparable GAAP financial measure. For instance, EBITDA does not include:

•	interest expense, and because Sirona has borrowed money in order to finance its operations, interest expense is a necessary element of its costs and ability to generate revenue;

•	depreciation and amortization expense, and because Sirona uses capital assets, depreciation and amortization expense is a necessary element of its costs and ability to generate revenue; and

•	tax expense, and because the payment of taxes is part of Sirona’s operations, tax expense is a necessary element of costs and impacts Sirona’s ability to operate.

In addition, other companies may define EBITDA differently. EBITDA, as well as the other information in this filing, should be read in conjunction with Sirona’s financial statements and footnotes contained in the documents that Sirona files with the U.S. Securities and Exchange Commission.

In addition to EBITDA, the accompanying financial tables also set forth certain supplementary information that Sirona believes is useful for investors in evaluating Sirona’s underlying operations. This supplemental information includes gains/losses recorded in the periods presented relating to early extinguishment of debt, stock option grants, revaluation of the carrying value of the dollar-denominated exclusivity payment and borrowings where the functional currency is Euro, and the Schick acquisition. Sirona’s management believes that these items are either nonrecurring or noncash in nature, and should be considered by investors in assessing Sirona’s financial condition, operating performance and underlying strength.

Sirona’s management uses EBITDA together with this supplemental information as an integral part of its reporting and planning processes and as one of the primary measures to, among other things:

(i)	monitor and evaluate the performance of Sirona’s business operations;

(ii)	facilitate management’s internal comparisons of the historical operating performance of Sirona’s business operations;

(iii)	facilitate management’s external comparisons of the results of Sirona’s overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv)	analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(v)	plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Sirona’s management believes that EBITDA and the supplemental information provided is useful to investors as it provides them with disclosure of Sirona’s operating results on the same basis as that used by Sirona’s management.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates. Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the Euro/U.S. $ average foreign exchange rate for the current period.

The exchange rates used in converting Euro denominated revenues into U.S. $ in the Company’s financial statements prepared in accordance with U.S. GAAP were: $1.50671 and $1.37417 for the three months ended September 30, 2008 and 2007, respectively, and $1.50244 and $1.33129 for the years ended September 30, 2008 and 2007, respectively.